REGISTRANT REQUESTS AUTOMATIC EFFECTIVENESS UPON FILING AS PER RULE 462 OF THE SECURITIES ACT OF 1933, AS AMENDED.

AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 17, 2001 REGISTRATION NO. 333-___________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   -----------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                                   -----------

                           XECHEM INTERNATIONAL, INC.
                        --------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                Delaware                               22-3284803
                --------                               ----------
        (State of Incorporation             (IRS Employer Identification No.)
            or Organization)

                           XECHEM INTERNATIONAL, INC.
                    100 Jersey Avenue, Building B, Suite 310
                         New Brunswick, New Jersey 08901

                             ----------------------
                    (Address of Principal Executive Offices)
                                   (Zip Code)

    Consulting Agreement Between Xechem International, Inc. and Frank Maresca
              -----------------------------------------------------
                          (Full name of the Agreement)
                                   -----------

                              Dr. Ramesh C. Pandey
                      President and Chief Executive Officer
                           Xechem International, Inc.
                    100 Jersey Avenue, Building B, Suite 310
                      New Brunswick, New Jersey 08901-3279
                      ------------------------------------
                 (Name and Address of Agent for Service Process)

                                    Copy to:

                           Mitchell D. Goldsmith, Esq.
                             Dennis B. O'Boyle, Esq.
                             Shefsky & Froelich Ltd.
                             444 N. Michigan Avenue
                                   Suite 2500
                                Chicago, IL 60611

                            Telephone: (732) 247-3300
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                          Proposed           Proposed
                                           Maximum            Maximum
Title of Securities    Amount to be    Offering Price        Aggregate          Amount of
 to be Registered     Registered (1)    Per Share (2)   Offering Price (2)   Registration Fee
---------------------------------------------------------------------------------------------

   Common Stock         12,000,000         $0.0074            $88,000           $22.20 (3)
 $0.0001 par value
---------------------------------------------------------------------------------------------

(1) Represents shares of Common Stock issued to a consultant of the Company pursuant to contract between the Company and the consultant.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of Regulation C, on the basis of the average of the high and low prices of the shares of common stock of the Registrant on the OTC Bulletin Board on October 11, 2001.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     The documents listed below are hereby incorporated by reference into this Registration Statement:

     1. The Annual Report on Form 10-KSB of Xechem International, Inc. (the "Company") for the fiscal year ended December 31, 2000.

     2.   The  Quarterly   Reports  on  Form  10-QSB  of  the  Company  for  the
three-month periods ended March 31 and June 30, 2001.

     3.   The Company's Registration Statement on Form 8-A dated April 1, 1994.

     All documents subsequently filed subsequent to the foregoing by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all common stock offered hereby has been sold or which deregisters such common stock then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.   Description of Securities.

     Not applicable.

Item 5.   Interests of Named Experts and Counsel.

     Not applicable.

Item 6.   Indemnification of Directors and Officers.

     The Company's Certificate of Incorporation includes a provision which eliminates the personal liability of the Company's directors for monetary damages resulting from breaches of their fiduciary duty of care (provided that such provision does not eliminate liability for breaches of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, violations of Section 174 of the Delaware General Corporation Law, or for any transaction from which the director derived an improper personal benefit). This provision does not limit or eliminate the right of the Company or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. The Certificate of Incorporation also provides that the Company shall indemnify its directors and officers to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, including circumstances in which indemnification is otherwise discretionary.

Item 7.   Exemption from Registration Claimed.

     Not applicable.

Item 8.   Exhibits.

     (a)  Exhibits.

          5.1 Opinion of Shefsky & Froelich, Ltd.

          10.1 Agreement between Xechem International and Frank Maresca dated October __, 2001.

          23.1 Consent of Shefsky & Froelich, Ltd. (included in Exhibit 5.1).

          23.2 Consent of Grant Thornton, LLP, Independent Certified Public Accountants.

          23.3 Consent of Wiss and Company, LLP, Independent Certified Public Accountants.

          23.4 Power of Attorney (included as part of the signature pages of this registration statement)

Item 9.   Undertakings.

     The undersigned registrant hereby undertakes to:

     (a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by section 10(a) (3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)
                (1)(i) and (a) (1) (ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or
          Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the undersigned certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New Brunswick, State of New Jersey, United States, on the 17th day of October, 2001.

                                        Xechem International, Inc.


                                        By: /s/ Dr. Ramesh C. Pandey
                                            ----------------------------------
                                            Dr. Ramesh C. Pandey
                                            President, Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Ramesh C. Pandey, his attorney-in-fact, with power of substitution for him in any and all capacities, to sign any future amendments to the Registration Statement, and to file the same, with the exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the date indicated.

       SIGNATURE                          TITLE                        DATE
       ---------                          -----                        ----


/s/ Ramesh C. Pandey
-----------------------
Ramesh C. Pandey, Ph.D.    Chief Executive Officer, President,      October 17,
                           Chief Financial Officer and Director     2001
                           (Principal Executive Officer)


/s/ Stephen Burg
-----------------------
Stephen Burg               Director, Principal Financial Officer    October 17,
                                                                    2001


/s/ Jed C. Goldart
-----------------------
Jed C. Goldart, M.D.       Director                                 October 17,
                                                                    2001


/s/ Neil Kosterman
-----------------------
Neil Kosterman             Director                                 October 17,
                                                                    2001


/s/ John Luther
-----------------------
John Luther                Director                                 October 17,
                                                                    2001

                                  EXHIBIT INDEX

Exhibit Number      Exhibit Description
--------------      -------------------

5.1                 Opinion of Shefsky & Froelich, Ltd.

10.1 Agreement between Xechem International and Frank Maresca dated October 17, 2001.

23.1                Consent of Shefsky &  Froelich,  Ltd.  (included  in Exhibit
                    5.1).

23.2                Consent of Grant Thornton LLP, Independent  Certified Public
                    Accountants.

23.3                Consent  of Wiss and  Company,  LLP,  Independent  Certified
                    Public Accountants.

23.4 Power of Attorney (included as part of the signature pages of this registration statement)